                                                                    Exhibit 99.2

For Information:
Scott Lamb (713) 332-4751                                     February 4, 2004

               KAISER ALUMINUM REPORTS ON RESULTS OF COURT HEARING

         HOUSTON, Texas, February 4, 2004 -- Kaiser Aluminum announced that, in a special hearing on February 2, the U.S. Bankruptcy Court for the District of
Delaware conditionally approved the company's previously announced agreement in principle with the United Steelworkers of America (USWA), and the recently concluded agreements in principle with the 1114 Committee, which represents salaried retirees, and the International Association of Machinists (IAM), which represents hourly employees at two Kaiser locations, regarding certain pension and post-retirement benefits. The USWA and the IAM represent the vast majority of the company's U.S. hourly employees.

         The agreements in principle are subject to various approvals, including ratification by union members, approval by the company's Board of Directors, and final approval by the Bankruptcy Court. The agreements are also conditioned upon the satisfactory resolution of certain intercompany claims.

         Separately, the company continues to have discussions with four additional unions concerning pension and post-retirement benefits.

         The agreements in principle conditionally approved by the Court provide for:

-       The termination of existing post-retirement benefit programs - such as retiree medical -- for current and future retirees who are or were salaried employees, members of the USWA, and members of the IAM (as well as surviving spouses and dependents). Under the agreements in principle, these participants would be provided an opportunity for continued
        retiree medical coverage through COBRA or a proposed Voluntary Employee
        Beneficiary Association (VEBA). As previously disclosed, Kaiser would fund the VEBA with a combination of cash, profit-sharing, and other consideration, subject to certain caps and limits.
-       The termination of existing pension plans for current and future retirees represented by the USWA and IAM. Under the agreements in principle, active employees who are represented by the USWA and the IAM would be provided with an opportunity to participate in one or more replacement pension plans and/or defined contribution plans. The Court's conditional approval of this agreement in principle came in conjunction with a ruling that Kaiser has satisfied the criteria for distress termination of its U.S. hourly pension plans. Vested benefits under defined benefit pension plans are guaranteed by the PBGC, up to certain limits.

         After all required approvals - including final Court approval - are obtained in connection with the agreements in principle, the company will advise participants of the termination dates for the post-retirement and pension benefit programs.

         On a related matter, as previously reported, the pension plan for salaried employees was terminated by the Pension Benefit Guaranty Corporation on
December 17, 2003. Kaiser expects that current salaried employees will be provided with an opportunity to participate in a replacement plan.

         "These agreements in principle represent the best efforts of Kaiser and the other stakeholders to address this unfortunate situation and to provide employees and retirees with some level of ongoing coverage while at the same time helping Kaiser to advance toward a planned emergence from Chapter 11 at mid year," said Jack A. Hockema, president and chief executive officer.

         Kaiser Aluminum Corporation (OTCBB:KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

                                      F-971

Kaiser Aluminum press releases may contain statements that constitute
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. Actual events could differ materially from those reflected in the forward-looking statements contained in this press release as a result of various factors, including but not limited to those relating to approvals required as outlined above. No assurances can be given that all such approvals will be obtained.